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Exhibit 2.3

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of July 29, 2009, is made by and among LIBERTY MEDIA CORPORATION, a Delaware corporation ("Liberty"), LIBERTY ENTERTAINMENT, INC., a Delaware corporation and an indirect, wholly-owned Subsidiary of Liberty ("Splitco"), THE DIRECTV GROUP, INC., a Delaware corporation ("DIRECTV"), DIRECTV, a Delaware corporation and a direct, wholly-owned Subsidiary of DIRECTV ("Holdings"), DTVG ONE, INC., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings ("Merger Sub One"), and DTVG TWO, INC., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings ("Merger Sub Two").

RECITALS

        A.    Liberty, Splitco, DIRECTV, Holdings, Merger Sub One and Merger Sub Two entered into that certain Agreement and Plan of Merger, dated as of May 3, 2009 (the "Merger Agreement").

        B.    Liberty, Splitco, DIRECTV, Holdings, Merger Sub One and Merger Sub Two now intend to amend certain provisions of the Merger Agreement as set forth herein.

        C.    Section 10.1 of the Merger Agreement requires that prior to the Merger Effective Time, the Merger Agreement may be amended by written agreement of each of the parties, by action taken by their respective Boards of Directors.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Liberty, Splitco, DIRECTV, Holdings, Merger Sub One and Merger Sub Two hereby agrees as follows:

          SECTION 1.    Defined Terms.    Terms defined in the Merger Agreement are used in this Amendment with the same meaning, unless otherwise indicated.

          SECTION 2.    Amendments to Merger Agreement.    The Merger Agreement is hereby amended as follows:

            2.1   Exhibit A-1 to the Merger Agreement is hereby amended and restated in its entirety to read as provided in Exhibit A-1 hereof.

            2.2   Exhibit A-2 to the Merger Agreement is hereby amended and restated in its entirety to read as provided in Exhibit A-2 hereof.

            2.3   Exhibit A-3 to the Merger Agreement is hereby amended and restated in its entirety to read as provided in Exhibit A-3 hereof.

            2.4   Section 1.6(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

              "The directors of Holdings from and after the time immediately prior to the Malone Contribution shall be comprised of (i) John C. Malone, Gregory B. Maffei and Paul A. Gould, or (x) if any of those individuals do not serve on the Board of Directors of Splitco immediately prior to the Malone Contribution or (y) if none of those individuals qualifies as an independent director of Holdings for Nasdaq purposes, replacement individuals designated by the Board of Directors of Splitco who are reasonably acceptable to Holdings (such three persons to serve as directors of Holdings, the "Splitco Designees"), (ii) seven individuals that serve on the Board of Directors of DIRECTV immediately prior to the Malone Contribution, as designated by the Board of Directors of DIRECTV, and (iii) to the extent appointed by the Board of Directors of DIRECTV prior to the Malone Contribution, the Additional Director. Each such director of Holdings will hold office in accordance with the certificate of incorporation and bylaws of Holdings until such director's successor is duly elected and qualified, or until such person's earlier death, resignation or removal. In connection with the classification of the Board of Directors of Holdings required pursuant to the certificate of incorporation of Holdings, such directors shall be apportioned among the classes of directors in accordance with the certificate of incorporation of Holdings; provided, that, the three Splitco Designees shall be placed in separate classes and the assignment to different classes of the Splitco Designees will be in accordance with a resolution of the Board of Directors of Splitco to be delivered to Holdings prior to the Merger Effective Time. The officers of DIRECTV immediately prior to the DIRECTV Effective Time shall be, from and after the DIRECTV Effective Time, the officers of Holdings."

            2.5   Section 1.6 of the Merger Agreement is hereby amended to add a new subsection 1.6(e) thereto:

              "(e) Immediately prior to the Malone Contribution, the Board of Directors of Holdings shall appoint the initial members of each of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board of Directors of Holdings, in accordance with Article III, Sections 4 and 5 of the bylaws of Holdings, which are set forth in Exhibit A-2 to the Merger Agreement (the "Holdings Bylaws")."

            2.6   Section 5.3(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

              "The affirmative vote (in person or by proxy) of the holders of record of a majority of the shares of DIRECTV Common Stock outstanding on the record date for the DIRECTV Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement is the only vote or approval of the holders of any class or series of capital stock of DIRECTV which is legally required to adopt this Agreement; provided, however, that in addition to the foregoing, DIRECTV shall require the affirmative vote (in person or by proxy), voting together as a separate class at the DIRECTV Stockholders Meeting or any adjournment or postponement thereof, of the holders of record of a majority of the shares of DIRECTV Common Stock outstanding on the record date for the DIRECTV Stockholders Meeting, excluding (i) the holders of the Liberty DIRECTV Shares and (ii) any shares of DIRECTV Common Stock that are Beneficially Owned by a director or officer of Liberty, Dr. Malone or any Affiliate of Dr. Malone, to adopt this Agreement and approve the Malone Agreement (collectively, the "DIRECTV Stockholder Approval")."

            2.7   Section 6.1(d) of the Merger Agreement is hereby amended by replacing the last sentence of such section with the following:

              "In addition, Liberty, Splitco, Holdings and DIRECTV shall discuss the possibility of including, and, if practicable, shall include, the Liberty Proxy Statement as a prospectus in the Holdings Form S-4."

            2.8   Section 6.1(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

              "DIRECTV shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a special meeting of its stockholders (the "DIRECTV Stockholders Meeting") for the purpose of obtaining the DIRECTV Stockholder Approval. Subject to Section 6.5(c) hereof, DIRECTV through its Board of Directors shall recommend to its stockholders the adoption of this Agreement and the approval of the Malone Agreement (the "DIRECTV Board Recommendation"). Without limiting the generality of the foregoing (but subject to DIRECTV's rights pursuant to Section 6.5), DIRECTV's obligations pursuant to the first sentence of this Section 6.1(e)

      shall not be affected by (A) the commencement, public proposal, public disclosure or communication to DIRECTV of any DIRECTV Takeover Proposal or (B) the withdrawal or modification of (x) the DIRECTV Board Recommendation, (y) such Board of Directors' approval of, or the DIRECTV Special Committee's recommendation that such Board of Directors approve, the DIRECTV Merger and the Malone Contribution or (z) the DIRECTV Fairness Opinion. The DIRECTV Proxy Statement shall include (subject to Section 6.5(c) hereof) the DIRECTV Board Recommendation."

            2.9   Section 6.1(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

              "Liberty shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a special meeting of the holders of Liberty Entertainment Common Stock (the "Liberty Stockholders Meeting") for the purpose of obtaining the Liberty Stockholder Approval. Subject to Section 6.4(c) hereof, Liberty through its Board of Directors shall recommend (the "Liberty Board Recommendation") that the holders of Liberty Entertainment Common Stock (i) approve the Split-Off pursuant to the Class Approval and (ii) approve (A) the Split-Off and the transactions contemplated thereby (including the transactions contemplated by the Reorganization Agreement), (B) the Malone Agreement and the transactions contemplated thereby (including the Malone Contribution), and (C) this Agreement and the transactions contemplated hereby (including the Splitco Merger) pursuant to the Minority Approval. Without limiting the generality of the foregoing (but subject to Liberty's rights pursuant to Section 6.4), Liberty's obligations pursuant to the first sentence of this Section 6.1(f) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Liberty of any Splitco Takeover Proposal or (B) the withdrawal or modification of (x) the Liberty Board Recommendation, (y) such Board of Directors' approval of the Transaction Agreements or the Transactions or (z) the Liberty Fairness Opinion. The Liberty Proxy Statement shall include (subject to Section 6.4(c) hereof) the Liberty Board Recommendation."

            2.10 Section 9.1(d)(iv) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

              "(iv) at any time after the second Business Day following the date on which Liberty provides written notice to DIRECTV that Liberty has received a private letter ruling from the IRS substantially to the effect that the Contribution and the Split-Off will qualify as a tax-free transaction under Sections 355 and 368(a)(1)(D) of the Code (together with a copy of such ruling), unless prior to such time DIRECTV has delivered to Liberty (x) written notice that the ruling(s) as to the matters addressed in Section 7.2(i)(i) of the Liberty Disclosure Schedule are reasonably acceptable to DIRECTV, (y) a written waiver of the condition to Closing set forth in Section 7.2(i)(i)(B), or (z) an officer's certificate in the form of Exhibit N."

            2.11 Section 10.10 of the Merger Agreement is hereby amended to add the following defined terms:

              "Additional Director" means the individual appointed by the Board of Directors of DIRECTV to fill the vacancy on such board existing as of May 3, 2009, provided that (x) such individual qualifies as an independent director for NASDAQ purposes and (y) if such individual is appointed prior to the Merger Effective Time, such person is appointed in accordance with the second sentence of Section 4 of Article II of the DIRECTV By-laws.

          SECTION 3.    Certain Matters Related to Corporate Governance of DIRECTV and Holdings

            3.1   Mr. Mark D. Carleton, an officer of Liberty who was appointed to the DIRECTV Board of Directors in accordance with the letter agreement, dated as of December 21, 2006, between Liberty and DIRECTV, has resigned as a member of the Board of Directors of DIRECTV, such resignation to be effective upon the appointment to the DIRECTV Board of Directors of the Successor Director (as defined below). In connection with his or her appointment to the DIRECTV Board of Directors, the Successor Director will, upon appointment to the DIRECTV Board, also be appointed to both the Nominating and Corporate Governance Committee and the Compensation Committee of the DIRECTV Board. The term "Successor Director" means (i) Mr. Paul Gould, in the event Mr. Gould qualifies as an independent director under NASDAQ rules and is duly appointed by the DIRECTV Board to fill the vacancy to be created by Mr. Carleton's resignation or (ii) in the event Mr. Gould is not so appointed, an individual appointed by the DIRECTV Board who qualifies as an independent director under NASDAQ rules and whose appointment has been approved by both DIRECTV and Splitco.

            3.2   Attached as Exhibit A-4 hereto is a true, correct and complete copy of the Certificate of Amendment of the By-laws of DIRECTV, which has been duly approved and adopted by the DIRECTV Board on or prior to the date hereof and is in full force and effect as of the date hereof.

          SECTION 4.    Amendments to Reorganization Agreement.    The Reorganization Agreement is hereby amended as follows:

            4.1   Schedule 1.1 to the Reorganization Agreement is hereby amended and restated in its entirety to read as provided in Schedule 4.1 attached hereto.

            4.2   Schedule 3.3 to the Reorganization Agreement is hereby amended and restated in its entirety to read as provided in Schedule 4.2 attached hereto.

          SECTION 5.    Transaction Agreement.    The parties agree that for all purposes of the Merger Agreement, this Amendment will be deemed to be a Transaction Agreement.

          SECTION 6.    Effect on Merger Agreement.    Other than as specifically set forth herein, all other terms and provisions of the Merger Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

          SECTION 7.    Severability.    If any term or other provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.    Captions.    The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

          SECTION 9.    Counterparts.    This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 10.    Successors and Assigns.    This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns as provided in the Merger Agreement.

          SECTION 11.    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment will be brought exclusively in the Court of Chancery of the State of Delaware (the "Delaware Chancery Court"), or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.8 of the Merger Agreement shall be deemed effective service of process on such party.

          (b)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AMENDMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(b).

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

LIBERTY MEDIA CORPORATION
By:	/s/ CHARLES Y. TANABE
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President
LIBERTY ENTERTAINMENT, INC.
By:	/s/ CHARLES Y. TANABE
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President
DIRECTV
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	President and Chief Executive Officer
DTVG ONE, INC.
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	President and Chief Executive Officer
DTVG TWO, INC.
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	President and Chief Executive Officer
THE DIRECTV GROUP, INC.
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	President and Chief Executive Officer

List of Omitted Exhibits and Schedules

        The following exhibits and schedules to Amendment No. 1 to the Agreement and Plan of Merger, dated as of July 29, 2009, by and among Liberty Media Corporation, Liberty Entertainment, Inc., The DIRECTV Group, Inc., DIRECTV, DTVG One, Inc., and DTVG Two, Inc. have not been provided herein:

Exhibits:

Exhibit A-1—Form of Amended and Restated Certificate of Incorporation of Holdings (See Annex G to the proxy statement/prospectus)
Exhibit A-2—Form of Bylaws of Holdings
Exhibit A-3—Form of Restated Certificate of Incorporation of Splitco (See Exhibit 3.1 filed herewith)
Exhibit A-4—Certificate of Amendment of the By-Laws of DIRECTV

Schedules:

Schedule 4.1—Restructuring Plan
Schedule 4.2—Allocation of Exercise and Base Prices

        The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

QuickLinks

  Exhibit 2.3
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
RECITALS